Exhibit 99.1

HUMBOLDT BANCORP TO PRESENT AT SANDLER O’NEILL CONFERENCE;
Presentation to be Webcast

ROSEVILLE, CA —(Business Wire)— March 8, 2004—Humboldt Bancorp (NASDAQ: HBEK) announced today that Chief Financial Officer Patrick J. Rusnak will participate in a panel discussion on California Community Banking and present a corporate update as part of the Sandler O’Neill & Partners, L.P. West Coast Financial Services Conference being held in North San Diego on March 10, 2004. The presentation will begin at 3:40 PST and may be accessed live over the internet or by telephone using the following instructions:

Webcast:	www.humboldtbancorp.com
Click on “Investor Information” and then “Presentations”

Telephone:	706-645-9215
Reference “Sandler O’Neill Conference”

An archived webcast of the presentation will be available through Humboldt Bancorp’s web site beginning on March 11th for 30 days.

Humboldt Bancorp, with total assets of approximately $1.5 billion, is the bank holding company for Humboldt Bank, which offer business and consumer banking services at 27 locations throughout Northern California.

Contact:	Patrick J. Rusnak
916.783.2812
prusnak@humboldtbancorp.com

www.humboldtbancorp.com